Exhibit 8.1

Principal Subsidiaries and VIEs of Autohome Inc.

Subsidiaries:

Cheerbright International Holdings Limited, a British Virgin Islands company

Autohome (Hong Kong) Limited, a Hong Kong company

Beijing Cheerbright Technologies Co., Ltd., a PRC company

Autohome Media Limited, a Hong Kong company

Autohome Shanghai Advertising Co., Ltd., a PRC company

Beijing Prbrownies Software Co., Ltd., a PRC company

Beijing Autohome Advertising Co., Ltd., a PRC company

Beijing Autohome Technologies Co., Ltd., a PRC company

Tianjin Autohome Technologies Co., Ltd., a PRC company

Guangzhou Autohome Advertising Co., Ltd., a PRC company

Autohome (Tianjin) Automobile Sales Co., Ltd., a PRC company

Autohome E-commerce Inc., a Cayman Islands company

Autohome E-commerce Hong Kong Limited, a Hong Kong company

Autohome Link Inc., a Cayman Islands company

Autohome Link Hong Kong Limited, a Hong Kong company

Autohome Financing Limited, a Cayman Islands company

Autohome Financing Hong Kong Limited, a Hong Kong company

Shanghai Baiche Julian Information Technology Co., Ltd., a PRC company

Beijing Kemoshijie Technology Co., Ltd., a PRC company

Beijing Chezhiying Software Co., Ltd., a PRC company

Beijing Chezhiying Technology Co., Ltd., a PRC company

Beijing Haochezhijia E-commerce Co., Ltd., a PRC company

Huai’an Prbrownies Software Co., Ltd., a PRC company

Chengdu Prbrownies Software Co., Ltd., a PRC company

Variable Interest Entities:

Beijing Autohome Information Technology Co., Ltd., a PRC company

Beijing Shengtuo Hongyuan Information Technology Co., Ltd., a PRC company

Beijing Shengtuo Chengshi Advertising Co., Ltd., a PRC company

Beijing Shengtuo Autohome Advertising Co., Ltd., a PRC company

Shanghai You Che You Jia Advertising Co., Ltd., a PRC company

Guangzhou You Che You Jia Advertising Co., Ltd., a PRC company

Beijing Autohome Used Car Appraisal Co., Ltd., a PRC company

Beijing Autohome Used Car Brokerage Co., Ltd., a PRC company